Exhibit 10.2

AMERICAN MEDICAL REIT INC.

PROMISSORY NOTE

$800,000.00

March 3, 2020

FOR VALUE RECEIVED, the undersigned, AMERICAN MEDICAL REIT INC., a Maryland corporation (the “Borrower”), hereby promises to pay to the order of DSS Securities, Inc. (together with its successors and permitted assigns, the “Lender”), in lawful money of the United States of America, without setoff and in immediately available funds, the principal sum of Eight Hundred Thousand Dollars ($800,000.00)(“Note Principal”), together with interest thereon from the date of this Promissory Note (this “Note”). All amounts due under this Note shall be paid on or before March 3, 2022. Interest on the outstanding balance of this Note shall accrue at a rate of eight percent (8.00%) per annum, and shall be payable in accordance with the terms of this Note.

1. Payment. The Borrower shall be entitled to prepay or repay all or any portion of this Note at any time, without premium or penalty. Payment of interest shall be made in cash annually in arrears on March 3. Interest shall be calculated on the basis of actual number of days elapsed over a year of three hundred sixty (360) days. If not sooner paid, the entire unpaid principal balance of this Note and all unpaid accrued interest shall be due and payable in full on March 3, 2022. All payments made by the Borrower shall be applied first, to any unpaid accrued interest and second, to the outstanding principal of this Note.

2. Warrants; Additional Note.

(a) As further incentive to enter into this Note, the Borrower hereby grants the Lender warrants to purchase shares of common stock of the Company (the “Warrants”). The amount of warrants granted is the equivalent of the Note Principal divided by the Exercise Price. The form of the Warrants, which shall include additional terms and conditions, is attached as Exhibit A. The Warrants shall be exercisable for four (4) years, and are exercisable at $5.00 (the “Exercise Price”). If the Company files a registration statement with the Securities and Exchange Commission for the purpose of an initial public offering of the Company’s common stock (the “IPO”), and the IPO price per share offered to the public (the “IPO Price”) is less than ten (10) dollars a share, the Exercise Price shall be adjusted downward to fifty percent (50%) of the IPO Price.

(b) The Borrower also grants to Lender the option to lend Borrower up to an additional $800,000 (eight hundred thousand dollars) upon the same terms as this Note and with a grant of Warrants at the same terms included above. This option expires upon the payment of the amounts due under this Note.

3. Default and Remedies. If the Borrower shall default in the payment of any amount within five days after the due date thereof, and a subsequent five day cure period, then an “Event of Default” shall exist. Upon the occurrence of an Event of Default and during the continuation thereof, the Lender may declare this Note to be due and payable, and the Lender may exercise and shall have any and all rights and remedies available to it under applicable law and this Note or otherwise and may take any such action and exercise any such power as it may elect to enforce its rights and remedies under applicable law and this Note. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, and every such right or remedy contained herein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.

4. Representations of the Lender. The Lender represents and warrants to the Borrower the following:

(a) Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the Note and otherwise to carry out its obligations hereunder and thereunder.

(b) Information. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Borrower and materials relating to the offer and issuance of the Note that have been requested by the Lender. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Borrower. Neither such inquiries nor any other due diligence investigations conducted by the Lender or its advisors, if any, or its representatives shall modify, amend or affect the Lender’s right to rely on the Borrower’s representations and warranties contained herein. The Lender understands that its investment in the Note involves a high degree of risk. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to entering into the Note.

(c) Validity; Enforcement. This Note has been duly and validly authorized, executed and delivered on behalf of the Lender and shall constitute the legal, valid and binding obligations of the Lender enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. This Note is specifically subject to approval of the Board of Directors of Singapore eDevelopment, a Singapore limited company and parent company to Lender.

(d) No Conflicts. The execution, delivery and performance by the Lender of this Note and the consummation by the Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Lender, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform its obligations hereunder.

(j) Experience of the Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and the Borrower, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

5. Borrower Representations. The Borrower represents and warrants to the Lender that:

(a) Organization and Qualification. The Borrower is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to carry on its business as now being conducted and as presently proposed to be conducted. The Borrower is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Borrower, (ii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Borrower to perform any of their respective obligations under the Note.

(b) Authorization; Enforcement; Validity. The Borrower has the requisite power and authority to enter into and perform its obligations under this Note and to issue the Note in accordance with the terms hereof and thereof. The execution and delivery of this Note, and the consummation by the Borrower of the transactions contemplated hereby and thereby have been duly authorized by the Borrower’s board of directors or other governing body, as applicable, and (other than the potential filing with the SEC of a Form D and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Borrower. This Note has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and public policy, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Issuance of Note. The issuance of the Note is duly authorized and upon issuance shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof.

(d) No Conflicts. The execution, delivery and performance of the Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby will not (i) result in a violation of its Articles of Incorporation, Bylaws or other organizational documents of the Borrower, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Borrower is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Borrower or by which any property or asset of the Borrower is bound or affected other than, in the case of clause (ii) above, such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the potential filing with the SEC of any periodic report under the Borrower’s reporting obligations or a Form D and any other filings as may be required by any federal or state securities agencies or the filing of any registration statement pursuant to which the Lender shall have any registration rights as contemplated by the Warrant), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Note, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Borrower is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the execution of this Note, and the Borrower is not aware of any facts or circumstances which might prevent the Borrower from obtaining or effecting any of the registration, application or filings contemplated by the Note. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) No Integrated Offering. None of the Borrower, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Note under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Note to require approval of stockholders of the Borrower for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Borrower are listed or designated for quotation.

(g) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Borrower, that could have a material adverse effect on the Lender’s investment hereunder or could have a Material Adverse Effect.

(h) Conduct of Business; Regulatory Permits. The Borrower is not in violation of any term of or in default under its Articles of Incorporation, or Bylaws. The Borrower is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Borrower, and the Borrower will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect.

(i) Transfer Taxes. On a closing date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Note to be issued to the Lender hereunder will be, or will have been, fully paid or provided for by the Borrower, and all laws imposing such taxes will be or will have been complied with.

(j) No Disqualification Events. With respect to the Note to be issued, none of the Borrower, any director, executive officer, other officer of the Borrower participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Borrower in any capacity at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”).

(k) Reservation of Shares Issuable Upon Conversion. The Borrower covenants that, subject to the terms and conditions set forth in the Warrant, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to permit a conversion of the Warrants.

6. Assignment. The rights and obligations of the Borrower and the Lender shall be binding upon and inure to the benefit of the permitted successors, assigns and transferees of the parties hereto, provided that no transfer or assignment by either the Borrower or the Lender shall be effective without the consent of the other party (which consent may be withheld in the sole and absolute discretion).

7. Amendment. No amendment or waiver of any provision of this Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8. Waiver. No waiver of any obligation of the Borrower under this Note shall be effective unless it is in a writing signed by the Lender. A waiver by the Lender of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. The Borrower hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, except as expressly provided for herein.

9. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, electronic mail, courier service or personal delivery to:

David Young

American Medical REIT, Inc.

8547 E. Arapahoe Road Number J453

Greenwood Village, CO 80112

And

DSS Securities, Inc.

Frank Heuszel

200 Canal View Blvd. Suite 300

Rochester, NY 14623

10. Governing Law; Venue. This Note is delivered in and shall be enforceable in accordance with the laws of the State of Maryland (other than its conflict of laws principles) and shall be construed in accordance therewith. THE BORROWER SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND, IN CONNECTION WITH ANY ACTION OR OTHER PROCEEDING RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES AND AGREES NOT TO MAKE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OF ANY SUCH COURT OR TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. The Borrower hereby waives, to the fullest extent permitted by law, any right to stay or dismiss any action or proceeding under or in connection with this Note brought before the foregoing courts on the basis of (i) any claim that such party is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Note may not be enforced by such courts, or (iii) any other defense that would hinder the levy, execution or collection of any amount to which any party is entitled pursuant to any final judgment of any court having jurisdiction.

11. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

12. No Personal Liability; No Joint Venture. Neither the officers or the directors of the Borrower, nor any person executing this Note on behalf of the Borrower, shall be liable personally or be subject to any personal liability or accountability with respect to the obligations of the Borrower under this Note by reason of the execution of this Note. Nothing contained in this Note shall be deemed or construed to have the effect of creating between the Borrower and the Lender the relationship of principal or agent, or of a partnership or a joint venture.

13. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER AND THE LENDER EACH CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER OR THE BORROWER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

14. Headings. The headings contained in this Note are solely for the convenience of the Lender and the Borrower and shall not be used or relied upon in any manner in the construction or interpretation of this Note.

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IN WITNESS WHEREOF, the Borrower has caused its duly authorized officer to execute this Note as of the date first written above.

AMERICAN MEDICAL REIT INC.

By:
Name:
Title:

ACKNOWLEDGEMENT:

By:	Frank Heuszel

EXHIBIT A

FORM OF WARRANT